N-SAR EXHIBIT 77C

PANORAMA SERIES FUND, INC., on behalf of
OPPENHEIMER INTERNATIONAL GROWTH FUND/VA

SPECIAL SHAREHOLDER MEETING (Unaudited)

On January 20, 2012, a shareholder meeting of the Panorama Series Fund, Inc., on behalf of Oppenheimer International Growth Fund/VA (the “Fund”) was held at which the twelve Trustees identified below were elected to the Trust (Proposal No. 1).  At this meeting the Proposal No. 2 (including all of its sub-proposals) and Proposal No. 3 were approved as described in the Fund’s proxy statement for that meeting.  The following is a report of the votes cast:

Nominee/Proposal                                           For                                Withheld

Trustees

William L. Armstrong                                  271,248,826                                20,081,092
Edward L. Cameron                                     271,435,153                                19,894,765
Jon S. Fossel                                                271,007,951                                20,321,967
Sam Freedman                                              269,734,843                                21,595,075
Richard F. Grabish                                      271,179,124                                20,150,794
Beverly L. Hamilton                                    272,735,441                                18,594,477
Robert J. Malone                                         272,301,673                                19,028,245
F. William Marshall, Jr.                              271,329,917                                20,000,001
Victoria J. Herget                                         272,632,626                                18,697,292
Karen L. Stuckey                                         272,048,241                                19,281,676
James D. Vaughn                                         272,537,994                                18,791,924
William F. Glavin, Jr.                                   272,094,774                                19,235,144

2a:           Proposal to revise the fundamental policy relating to borrowing
For	Against	Abstain	Broker Non Votes
157,950,835                   8,436,568                          4,694,220                                  N/A

2b:           Proposal to revise the fundamental policy relating to concentration of investments
For	Against	Abstain	Broker Non Votes
157,899,146                  8,747,445                          4,435,032                                  N/A

2c:           Proposal to remove the fundamental policy relating to diversification of investments
For	Against	Abstain	Broker Non Votes
155,037,316                  11,448,143                          4,596,164                                  N/A

2d:           Proposal to revise the fundamental policy relating to lending
For	Against	Abstain	Broker Non Votes
156,119,865                   9,708,589                          5,253,169                                  N/A

2e-1:           Proposal to revise the fundamental policy relating to real estate and commodities
For	Against	Abstain	Broker Non Votes
158,518,653                   6,687,511                          5,875,459                                  N/A

2e-2:           Proposal to remove the additional fundamental policy relating to real estate and commodities
For	Against	Abstain	Broker Non Votes
158,477,124                   7,710,053                          4,894,447                                  N/A

2f:           Proposal to revise the fundamental policy relating to senior securities
For	Against	Abstain	Broker Non Votes
157,758,591                   7,572,292                          5,750,741                                  N/A

2g:           Proposal to revise the fundamental policy relating to underwriting
For	Against	Abstain	Broker Non Votes
155,357,267                  9,323,703                          6,400,653                                  N/A

Proposal 3:                      To approve an Agreement and Plan of Reorganization that provides for the reorganization of the Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust

For	Against	Abstain	Broker Non Votes
263,294,676                  15,297,928                          12,737,313                                  N/A